FIRST AMENDMENT to the
AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT to the Amended and Restated Transfer Agent Servicing Agreement is made and entered into by and between TRIMTABS ETF TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a/ U. S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”) and is effective October 1, 2019.

WHEREAS, the Trust and Fund Services have previously entered into a certain Amended and Restated Transfer Agent Servicing Agreement, dated as of June 29, 2018 (the "Agreement"); and

WHEREAS, the parties desire to amend the fee schedule Exhibit B of the Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

(1) Exhibit B is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

(2) Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein), or any indebtedness thereby evidenced.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year last written below.

TRIMTABS ETF TRUST	U.S. Bancorp Fund Services, LLC

By:/s/ Jeff Lazar	By:/s/ Anita M. Zagrodnik
Name: Jeff Lazar	Name: Anita M. Zagrodnik
Title: COO	Title: Senior Vice President
Date:10/24/19	Date: 10/30/19

Exhibit B to the Transfer Agent Servicing Agreement – TrimTabs ETF Trust

Base Fee for Accounting, Administration, Transfer Agent & Account Services at October 1, 2019
The following reflects the greater of the basis point fee or annual minimum for funds listed on Exhibit A.1

Administration, Accounting, TA	Basis Points on AUM				Annual Minimum per Fund[2]
	First $___	Next $ ___	Next $___	Balance	Funds 1-5 $___	Funds 6-10 $___	Fund 9 and above $___
	6	5	4	3

Year 1Step3 In Fees per Fund for Administration/Accounting/Transfer Agent annual minimum

Q1 Year 1	25% of annual minimum	Q2 Year 1	50% of annual minimum	Q3 Year 1	150% of annual minimum	Q4 Year 1	175% of annual minimum
Month 1	$___	Month 4	$___	Month 7	$___	Month 10	$___
Month 2	$___	Month 5	$___	Month 8	$___	Month 11	$___
Month 3	$___	Month 6	$___	Month 9	$___	Month 12	$___

See the following pages for Services and Associated Fees in addition to the Base Fee
See the following pages for OPTIONAL Supplemental Services and Associated Fees

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on percent on AUM.

2 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly

3 Step in Fees do not include custody annual minimums, Quasar annual minimums, global custody fees or any miscellaneous expenses such as daily pricing, corporate actions, CCO, domestic and global custody transaction charges, FINRA review charges via Quasar etc.

Exhibit B (continued) to the Transfer Agent Servicing Agreement

Accounting, Administration, Transfer Agent & Account Services in addition to the Base Fee1
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
$___ - Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETF’s, Total Return Swaps
$___ - Domestic Corporates, Convertibles, Governments, Agencies, Mortgage Backed, Municipal Bonds
$___ - CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
$___ - Interest Rate Swaps, Foreign Currency Swaps,
$___ - Bank Loans
$___ – Swaptions, Intraday money market funds pricing, up to 3 times per day
$___ - Credit Default Swaps
$___ per Month Manual Security Pricing (>25 per day)

NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services
Fee for IDC data used to monitor corporate actions
$___ per Foreign Equity Security per Month
$___ per Domestic Equity Security per Month
$___ per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$ ___per security per month

SEC Modernization Requirements
•Form N-PORT - $___ per year, per Fund
•Form N-CEN - $___ per year, per Fund

Chief Compliance Officer Support Fee
CCO support annual fee $___ per trust per USBFS services selected (administration, accounting, transfer agent, distributor, custodian)

Chief Compliance Officer Support Fee includes the following services:
•Access to all USBFS business line materials via the CCO Portal including business line Critical Procedures, Compliance Controls, Testing of Controls, Annual USBFS CCO Review, SSAE 16 audits of business lines
•Assist the Fund CCO with quarterly 38a-1 certifications including a review of any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act
•Quarterly CCO teleconferences and “Focus Calls” specific to current topics such as cybersecurity
•CCO forums held periodically throughout the year in major cities
•Annual client conference which includes CCO roundtable discussions

NOTE: the CCO Support team does NOT serve as the Fund CCO

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

1 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly

Exhibit B (continued) to the Transfer Agent Servicing Agreement

OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by USBFS upon client request)

Daily Compliance Services

•Base fee - $___ per fund per year
•Setup - $___ per fund group

Section 18 Daily Compliance Testing (for derivatives and leverage)
•$___ set up fee per fund complex
•$___ per fund per month

Section 15(c) Reporting

•$___ per fund per standard reporting package*
*Standard reporting package for annual 15(c) meeting
- Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15© report
- Performance reporting package: Peer Comparison Report

• Additional 15c reporting is subject to additional charges
• Standard data source – Morningstar, additional charges will apply for other data services

Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements: (Final Fee(s) subject to USBFS legal team review and approval)
$___ first fund
$___ each additional fund
Fees will be negotiated for fund 6+

Miscellaneous Expenses
All other miscellaneous fees and expenses, included but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Fees are calculated pro rata and billed monthly